EXHIBIT 5.2

No. 38, Section 2, Dunhua South Road, Da’an District, Taipei City, 11F-1

May 24, 2024

To: Fashionista Distributor Holdings Inc.

2F., No. 24, Sec.1

Chongqing N. Rd.

Datong Dist.

Taipei City, Taiwan, R.O.C, 103

Re: Legal Opinion on Certain R.O.C Law Matters

Dear Sirs or Madams,

We are qualified lawyers in Taiwan, Republic of China (the “R.O.C.”) and as such are qualified to issue legal opinions on the Republic of China laws, regulations or rules effective on the date hereof (the “R.O.C Laws”).

We have acted as the R.O.C counsel for Fashionista Distributor Holdings Inc. (the “Company”), a company incorporated under the laws of the State of Nevada, solely in connection with (i) the proposed initial public offering (the “Offering”) of 1,000,000 shares of Common Stock, par value $0.0001 of the Company (the “Common Stock”), as set forth in the Company’s registration statement on Form S-1 (File No. 333-277616), including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended, in relation to the Offering, and (ii) the Company’s proposed listing of its Common Stock on OTC Pink Market (the “Listing”).

As used in this opinion, (A) “R.O.C Authorities” means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in R.O.C, or any court, tribunal or any other judicial or arbitral body in R.O.C; (B) “Governmental Authorizations” means all approvals, consents, waivers, sanctions, certificates, authorizations, filings, registrations, exemptions, permissions, annual inspections, qualifications, permits and licenses required by any R.O.C Authorities pursuant to any R.O.C Laws; and (C) “Prospectuses” mean the prospectus, including all amendments or supplements thereto, that form parts of the Registration Statement.

In so acting, we have examined the Registration Statement, the originals or copies, certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates, Governmental Authorizations issued by R.O.C. Authorities in R.O.C. and officers of the Company, and other instruments (collectively, the “Documents”) as we have deemed necessary or advisable for the purpose of rendering this opinion ..

In reviewing the Documents and for the purpose of this opinion, we have assumed:

(1) the genuineness of all the signatures, seals and chops;

(2) the authenticity of the Documents submitted to us as originals and the conformity with the originals of the Documents provided to us as copies and the authenticity of such originals;

(3) the truthfulness, accuracy, completeness and fairness of all factual statements contained in the Documents;

(4) that the Documents have not been revoked, amended, varied or supplemented except as otherwise indicated in such Documents;

(5) that all information (including factual statements) provided to us by the Company in response to our enquiries for the purpose of this opinion is true, accurate, complete and not misleading, and that the Company has not withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part;

(6) that all parties have the requisite power and authority to enter into, execute, deliver and perform the Documents to which they are parties;

(7) that all parties have duly executed, delivered and performed the Documents to which they are parties, and all parties will duly perform their obligations under the Documents to which they are parties;

(8) that all Governmental Authorizations and other official statement or documentation were obtained from competent R.O.C Authorities by lawful means;

(9) that all the Documents are legal, valid, binding and enforceable under all such laws as govern or relate to them, other than R.O.C Laws; and

(10) that this opinion is limited to matters of the R.O.C Laws effective as the date hereof. We have not investigated, and we do not express or imply any opinion on accounting, auditing, or laws of any other jurisdiction.

I. Opinions

Based on the foregoing and subject to the disclosures contained in the Registration Statement and the qualifications set out below, we are of the opinion that, as of the date hereof, so far as R.O.C Laws are concerned:

(i) Based on our understanding of the current R.O.C Laws, in light of the limited number of contracts executed and performed in R.O.C, the Company’s operations in R.O.C, as of the date hereof, does not meet the characteristics of “business in the territory of the Republic of China” under the Company Act of the Republic of China (Taiwan) (the “Company Act”) and therefore is not required to set up a branch or a subsidiary in R.O.C. However, there is no assurance that relevant authorities in R.O.C would reach the same conclusion as our opinion.

(ii) To the best of our knowledge after due and reasonable inquiry, the statements set forth in the Registration Statement under the captions “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Business,” “Regulations,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Regulations on Taxation,” and “Legal Matters” and elsewhere insofar, to the extent that such statements describe or summarize R.O.C legal or regulatory matters, or documents, agreements or proceedings governed by R.O.C Laws, are true, accurate and correct in all material respects, and fairly present or fairly summarize in all material respects the R.O.C legal and regulatory matters, documents, agreements or proceedings referred to therein; and such statements do not contain an untrue statement of a material fact, and do not omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

(iii) The statements set forth in the Registration Statement under the heading “Regulation Relating to International Trade” states the requirements on taxation in R.O.C on branch companies. As of the date hereof, the Company does not meet the characteristics of “business in the territory of the Republic of China “ under the Company Act and therefore is not required to set up a branch or a subsidiary in R.O.C. Therefore, the Company is not subject to the taxation in R.O.C at current stage. There can be no assurance that relevant authorities in R.O.C would reach the same conclusion as our opinion.

II. Qualifications

This opinion is subject to the following qualifications:

(a) This opinion is, in so far as it relates to the validity and enforceability of a contract, subject to (i) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally, (ii) possible judicial or administrative actions or any R.O.C. Laws affecting creditors’ rights, (iii) certain equitable, legal or statutory principles affecting the validity and enforceability of contractual rights generally under concepts of public interest, interests of the state, national security, reasonableness, good faith and fair dealing, and applicable statutes of limitation; (iv) any circumstance in connection with formulation, execution or implementation of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary at the conclusions thereof; and (v) judicial discretion with respect to the availability of indemnifications, remedies or defenses, the calculation of damages, the entitlement to attorney’s fees and other costs, and the waiver of immunity from jurisdiction of any court or from legal process.

(b) This opinion is subject to the discretion of any competent R.O.C legislative, administrative or judicial bodies in exercising their authority in the R.O.C.

(c) This opinion relates only to R.O.C Laws and there is no assurance that any of such R.O.C Laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect. We express no opinion as to any laws other than R.O.C Laws.

(d) This opinion is intended to be used in the context which is specially referred to herein and each section should be considered as a whole and no part should be extracted and referred to independently.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement submitted to the SEC on the date of this opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name in the Registration Statement, as well as under the captions “Prospectus Summary”, “Risk Factors”, “Regulations on Taxation,” “Regulations” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ The Law Offices of Forseti